UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 7, 2020

OncoCyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Cushing

Irvine, California 92618

(Address of principal executive offices)

(949) 409-7600

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	OCX	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in OncoCyte Corporation’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors” and in other filings that Oncocyte may make with the SEC. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, Oncocyte disclaims any intent or obligation to update these forward-looking statements.

References to “Oncocyte,” “we,” “us,” and “our” are references to OncoCyte Corporation.

The information in Item 2.02 and the accompanying Exhibit 99.1 shall be deemed “furnished” and not “filed” under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by Oncocyte under the Securities Act of 1933, as amended, or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Item 1.01 - Entry Into a Material Definitive Agreement

The information reported in Item 5.02 is incorporated by reference into this Item 1.01.

Item 2.02 - Results of Operations and Financial Condition

On May 12, 2020, Oncocyte issued a press release announcing its financial results for the three months ended March 31, 2020. A copy of the press release is attached as Exhibit 99.1, which, in its entirety, is incorporated herein by reference.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2020, we entered into Acknowledgement and Agreements (the “Deferral Agreements”), pursuant to our compensation deferral program, with our executive officers and our directors who are not Oncocyte employees, pursuant to which our executive officers have agreed to defer a portion of their salary (including a bonus deferral in the case of our Chief Executive Officer), and the directors have agreed to defer a portion of their director fees, during the period May 11 through December 4, 2020.

Ronald Andrews, our Chief Executive Officer, has agreed to defer 30% of his base salary, and $186,240 of a discretionary bonus that otherwise would have been payable in cash. Mr. Andrews’ deferred salary amounts will bear interest at 10% per annum, and his deferred bonus will bear interest at 6% per annum. Mr. Andrews has also agreed to accept restricted stock units (“RSUs”) for 106,221 shares of common stock under our 2018 Equity Incentive Plan (the “Incentive Plan”) in lieu of $279,360 in cash as part of his discretionary bonus, without application of the deferred payment and interest provisions of his Deferral Agreement so that the RSUs will not be part of his “deferral payment” described below. The 106,221 shares of RSUs were determined based on the cash payable value of $279,360 divided by the $2.63 per share closing price of Oncocyte common stock as quoted on the NYSE American on May 7, 2020. The RSUs will vest on May 7, 2021, the anniversary of the grant date.

Mitchell Levine, our Chief Financial Officer, and Lyndal Hesterberg, our Chief Scientific Officer, each agreed to defer 20% of his base salary, which will bear interest at 6% per annum.

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We will pay Messrs. Andrews, Levine, and Hesterberg their deferred salary, and Mr. Andrews’ deferred bonus, plus accrued interest (“the deferral payment”) on a date we determine but not later than the first to occur of (i) December 31, 2020, (ii) the termination of the executive’s employment by us without cause, or (iii) a change in control of Oncocyte as defined in our Incentive Plan. The deferral payment may be settled with cash, Oncocyte common stock, or a combination of cash and common stock, provided that not less than 40% will be settled by a cash payment. If shares of common stock are issued in lieu of cash, the number of shares issued shall be calculated based on the “fair market value” of our common stock determined in accordance with our Incentive Plan.

The foregoing description of the Deferral Agreements is a summary only, does not purport to be complete, and is qualified in all respects by the full terms of the Deferral Agreements which are filed as exhibits to this Report.

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Acknowledgement and Agreement, dated May 7, 2020, between OncoCyte Corporation and Ronald Andrews

10.2	Acknowledgement and Agreement, dated May 7, 2020, between OncoCyte Corporation and Mitchell Levine

10.3	Acknowledgement and Agreement, dated May 7, 2020, between OncoCyte Corporation and Lyndal Hesterberg

99.1	Press release dated May 12, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: May 12, 2020	By:	/s/ Mitchell Levine
Mitchell Levine
Chief Financial Officer

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